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TABLE OF CONTENTS 2

Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-161227

PRELIMINARY PROSPECTUS SUPPLEMENT                 Subject to Completion dated November 16, 2011

(To Prospectus dated August 10, 2009)

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

15,000,000 Shares

Cigna Corporation

COMMON STOCK

We are offering 15,000,000 shares of our common stock. Our common stock is listed on the New York Stock Exchange under the symbol "CI". On November 15, 2011, the last sale price of our common stock as reported on the New York Stock Exchange was $44.24 per share.

Investing in our common stock involves certain risks. See "Risk Factors" on page S-5 of this prospectus supplement and "Risk Factors" beginning on page 33 in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference herein.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to Cigna Corporation	$	$

The underwriters may also purchase up to an additional 2,250,000 shares of common stock from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about                           , 2011.

Joint Book-Running Managers

MORGAN STANLEY	CITIGROUP	DEUTSCHE BANK SECURITIES

                           , 2011.

        Neither we nor the underwriters have authorized any other person to provide you with different or additional information other than that contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus filed by the Company with the SEC. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of the date of this prospectus supplement, the accompanying prospectus or the information incorporated by reference herein or therein, and the information in any free writing prospectus may only be accurate as of the date of such free writing prospectus. Our business, financial condition, results of operations and/or prospects may have changed since those dates.

        Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus supplement and accompanying prospectus, the terms "Cigna," "Company," "we," "our" and "us" refer to Cigna Corporation and its consolidated subsidiaries. The term "HealthSpring" refers to HealthSpring, Inc. and its consolidated subsidiaries. See "Prospectus Supplement Summary—Recent Developments—Pending Acquisition of HealthSpring." The "underwriters" refers to the financial institutions named in the "Underwriting" section of this prospectus supplement.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We have made forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Forward-looking statements may contain information about financial prospects, economic conditions, trends and other uncertainties. These forward-looking statements are based on management's beliefs and assumptions and on information available to management at the time the statements are or were made. Forward-looking statements include, but are not limited to, the information concerning possible or assumed future business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, trends and, in particular, the Company's strategic initiatives, litigation and other legal matters, the outlook for the Company's results and the pending acquisition of HealthSpring. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe", "expect", "plan", "intend", "anticipate", "estimate", "predict", "potential", "may", "should" or similar expressions.

        By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Some factors that could cause actual results to differ materially from the forward-looking statements include:

1.
increased medical costs that are higher than anticipated in establishing premium rates in the Company's Health Care operations, including increased use and costs of medical services;

2.
increased medical, administrative, technology or other costs resulting from new legislative and regulatory requirements imposed on the Company's businesses;

3.
challenges and risks associated with implementing operational improvement initiatives and strategic actions in the ongoing operations of the businesses, including those related to: (i) growth in targeted geographies, product lines, buying segments and distribution channels, (ii) offering products that meet emerging market needs, (iii) strengthening underwriting and pricing effectiveness, (iv) strengthening medical cost and medical membership results, (v) delivering quality service to members and health care professionals using effective technology solutions, (vi) lowering administrative costs and (vii) transitioning to an integrated operating company model, including operating efficiencies related to the transition;

4.
risks associated with pending and potential state and federal class action lawsuits, disputes regarding reinsurance arrangements, other litigation and regulatory actions challenging the Company's businesses, including disputes related to payments to health care professionals, government investigations and proceedings, and tax audits and related litigation;

5.
heightened competition, particularly price competition, which could reduce product margins and constrain growth in the Company's businesses, primarily the Health Care business;

6.
risks associated with the Company's mail order pharmacy business which, among other things, includes any potential operational deficiencies or service issues as well as loss or suspension of state pharmacy licenses;

7.
significant changes in interest rates or sustained deterioration in the commercial real estate markets;

8.
downgrades in the financial strength ratings of the Company's insurance subsidiaries, which could, among other things, adversely affect new sales and retention of current business; downgrades in financial strength ratings of reinsurers, which could result in increased statutory reserves or capital requirements of the Company's insurance subsidiaries;

S-ii

9.
limitations on the ability of the Company's insurance subsidiaries to dividend capital to the parent company as a result of downgrades in the subsidiaries' financial strength ratings, changes in statutory reserve or capital requirements or other financial constraints;

10.
inability of the hedge programs adopted by the Company to substantially reduce certain equity market and interest rate risks in the run-off reinsurance operations;

11.
adjustments to the reserve assumptions (including lapse, partial surrender, mortality, interest rates and volatility) used in estimating the Company's liabilities for reinsurance contracts covering guaranteed minimum death benefits under certain variable annuities;

12.
adjustments to the assumptions (including annuity election rates and amounts collectible from reinsurers) used in estimating the Company's assets and liabilities for reinsurance contracts covering guaranteed minimum income benefits under certain variable annuities;

13.
significant stock market declines, which could, among other things, result in increased expenses for guaranteed minimum income benefit contracts, guaranteed minimum death benefit contracts and the Company's pension plans in future periods as well as the recognition of additional pension obligations;

14.
significant deterioration in economic conditions and significant market volatility, which could have an adverse effect on the Company's operations, investments, liquidity and access to capital markets;

15.
significant deterioration in economic conditions and significant market volatility, which could have an adverse effect on the businesses of our customers (including the amount and type of health care services provided to their workforce, loss in workforce and our customers' ability to pay receivables) and our vendors (including their ability to provide services);

16.
adverse changes in state, federal and international laws and regulations, including health care reform legislation and regulation which could, among other items, affect the way the Company does business, increase cost, limit the ability to effectively estimate, price for and manage medical costs, and affect the Company's products, services, market segments, technology and processes;

17.
amendments to income tax laws, which could affect the taxation of employer provided benefits, the taxation of certain insurance products such as corporate-owned life insurance, or the financial decisions of individuals whose variable annuities are covered under reinsurance contracts issued by the Company;

18.
potential public health epidemics, pandemics and bio-terrorist activity, which could, among other things, cause the Company's covered medical and disability expenses, pharmacy costs and mortality experience to rise significantly, and cause operational disruption, depending on the severity of the event and number of individuals affected;

19.
risks associated with security or interruption of information systems, which could, among other things, cause operational disruption;

20.
challenges and risks associated with the successful management of the Company's outsourcing projects or vendors, including the agreement with IBM for provision of technology infrastructure and related services;

21.
the political, legal, operational, regulatory and other challenges associated with expanding our business globally;

22.
the ability of the parties to satisfy conditions to the closing of the HealthSpring Acquisition, including obtaining required regulatory approvals and the approval of HealthSpring stockholders;

S-iii

23.
the possibility that HealthSpring may be adversely affected by economic, business and/or competitive factors before or after the closing of the HealthSpring Acquisition;

24.
the ability to successfully complete the integration of acquired businesses, including the businesses being acquired from HealthSpring by, among other things, operating Medicare Advantage coordinated care plans and HealthSpring's prescription drug plan, retaining and growing membership, realizing revenue, expense and other synergies, renewing contracts on competitive terms, successfully leveraging the information technology platform of the acquired businesses, and retaining key personnel;

25.
the ability of the Company to execute its growth plans by successfully leveraging its capabilities and those of the businesses being acquired in serving the Seniors segment;

26.
any adverse effect to the Company's business or the business being acquired from HealthSpring due to uncertainty relating to the transaction;

27.
the Company's plans to permanently finance the HealthSpring Acquisition with internal cash resources, through issuances of commercial paper, the $2.1 billion aggregate principal amount notes offering that closed on November 10, 2011 and the common stock offered hereby, all of which common stock would, and at least a portion of which notes would, remain outstanding even if the HealthSpring Acquisition were not consummated; and

28.
the Company's ability to issue commercial paper to fund a portion of the consideration for the HealthSpring Acquisition.

        This list of important factors is not intended to be exhaustive. The "Risk Factors" section of this prospectus supplement and other sections of our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and our Annual Report on Form 10-K for the year ended December 31, 2010, including the "Risk Factors" sections therein and other documents filed with the SEC include both expanded discussion of these factors and additional risk factors and uncertainties that could preclude Cigna from realizing the forward-looking statements. Cigna does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

S-iv

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy all or any portion of this information at the SEC's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

        The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like Cigna, who file electronically with the SEC. The address of that site is www.sec.gov.

        Our website address is www.cigna.com. This reference to our website is intended to be an inactive textual reference only. Our website and the information contained therein or connected thereto are not incorporated by reference into this prospectus supplement or the accompanying prospectus.

        This prospectus supplement is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus supplement to any contract or other document of Cigna, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

        The SEC allows us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is contained directly in this prospectus supplement. This prospectus supplement and the accompanying prospectus incorporates by reference the documents set forth below that Cigna has previously filed with the SEC and that are not delivered with this prospectus supplement. These documents contain important information about Cigna and its financial condition.

Cigna SEC Filings (File No. 001-08323)	Filing Dates
Annual Report on Form 10-K	For the fiscal year ended December 31, 2010, filed on February 25, 2011 (as amended by the Form 10-K/A filed on February 28, 2011).
Quarterly Reports on Form 10-Q	For the quarterly period ended March 31, 2011 (filed on May 5, 2011), June 30, 2011 (filed on August 4, 2011) and September 30, 2011 (filed on October 28, 2011).
Current Reports on Form 8-K	Filed on March 8, 2011, May 2, 2011 (as amended on August 17, 2011), May 3, 2011, May 31, 2011 (with respect to the 8-K filed for Items 5.02 and 9.01), June 17, 2011, July 26, 2011, October 27, 2011, November 9, 2011, November 10, 2011 and November 14, 2011.

        All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Item 2.02 or 7.01 in any Current Report on Form 8-K or related exhibits furnished pursuant to Item 9.01 of such form) between the date of this prospectus supplement and the termination of the offering of the common stock shall also be deemed to be incorporated herein by reference. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as

S-v

so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

        To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Cigna Corporation
900 Cottage Grove Road
Bloomfield, Connecticut 06002
Attention: Investor Relations
(860) 226-6000

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information about Cigna and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase the common stock. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference herein prior to deciding whether to purchase the common stock.

 CIGNA CORPORATION

        Cigna is a global health services organization with subsidiaries that are major providers of medical, dental, disability, life and accident insurance and related products and services. In the U.S., the majority of these products and services are offered through employers and other groups (e.g. unions and associations) and in selected international markets, Cigna offers supplemental health, life and accident insurance products, international health care coverage, and expatriate benefits and services to businesses, governmental and non-governmental organizations and individuals. In addition to its ongoing operations described above, the Company also has certain run-off operations, including a Run-off Reinsurance segment. Cigna had consolidated shareholders' equity of $7.8 billion and assets of $47.8 billion as of September 30, 2011, and revenues of $16.5 billion for the nine-month period ended September 30, 2011. Cigna was incorporated in the State of Delaware in 1981.

        Cigna is a holding company and is not an insurance company. Its subsidiaries conduct various businesses, which are described in the Company's most recent Annual Report on Form 10-K.

RECENT DEVELOPMENTS

  Pending Acquisition of HealthSpring

        On October 24, 2011, Cigna, Cigna Magnolia Corp. ("Merger Sub"), a Delaware corporation and an indirect wholly-owned subsidiary of Cigna, and HealthSpring, Inc., a Delaware corporation, entered into a definitive Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Cigna will acquire all the outstanding shares of HealthSpring for $55 per share in cash (the "HealthSpring Acquisition"). The estimated total transaction amount is approximately $4.0 billion, including the merger consideration, HealthSpring's net debt, the Rollover Equity described under "—Financing", and related fees and expenses. The HealthSpring Acquisition is expected to close during the first half of 2012. See "Risk Factors—Risks Related to the HealthSpring Acquisition."

        HealthSpring is an operator of coordinated care plans in the U.S. whose primary focus is Medicare, the federal government-sponsored health insurance program primarily for persons aged 65 and older, qualifying disabled persons, and persons suffering from end-stage renal disease. Through its health maintenance organization and regulated insurance subsidiaries, HealthSpring operates Medicare Advantage health plans in 11 states and Washington D.C. and also offers both national and regional stand-alone Medicare Part D prescription drug plans.

        Consummation of the HealthSpring Acquisition is subject to certain conditions, including (i) the adoption of the Merger Agreement by HealthSpring's stockholders, (ii) the absence of any applicable law or order prohibiting the closing, (iii) the expiration or termination of the applicable Hart-Scott-Rodino waiting period and receipt of certain other regulatory approvals and (iv) certain other customary closing conditions.

        The Merger Agreement can be terminated by Cigna or HealthSpring under certain circumstances, and HealthSpring will be required to pay Cigna a termination fee of $115 million in connection with certain terminations, including a termination by Cigna in connection with a change in the recommendation of HealthSpring's board of directors with respect to the HealthSpring Acquisition.

        The Merger Agreement contains certain other termination rights for each of Cigna and HealthSpring, including the right of each party to terminate the Merger Agreement if the HealthSpring Acquisition has not been consummated by June 24, 2012, subject to each party's right to extend the

Merger Agreement for an additional two months if all closing conditions other than receipt of antitrust and other regulatory approvals have been satisfied by June 24, 2012.

        A copy of the Merger Agreement is included as an exhibit to Cigna's Current Report on Form 8-K filed with the SEC on October 27, 2011, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. The foregoing description of the HeathSpring Acquisition and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. This offering is not conditioned upon completion of the HeathSpring Acquisition.

  Financing

        We estimate that the total amount of funds needed to pay the merger consideration, HealthSpring's net debt and related fees and expenses will be approximately $3.9 billion (the "Cigna Obligations").

        Cigna expects to fund the Cigna Obligations through (1) approximately $0.6 billion of net proceeds from this offering, (2) approximately $2.1 billion from the net proceeds of the sale of $600 million aggregate principal amount of 2.750% senior notes due 2016, $750 million aggregate principal amount of 4.000% senior notes due 2022 and $750 million aggregate principal amount of 5.375% senior notes due 2042 (the "30-Year Notes"), which closed on November 10, 2011 (the "Notes Offering"), and (3) approximately $1.2 billion of (i) cash on hand and (ii) the anticipated net proceeds from the issuance of commercial paper prior to the closing of the HealthSpring Acquisition. Morgan Stanley Senior Funding, Inc. (an affiliate of Morgan Stanley & Co. LLC, a joint book-running manager in this offering), and a syndicate of other banks, including affiliates of Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (joint book-running managers in this offering), previously committed to provide bridge financing of up to $2.5 billion, which was reduced to $0.5 billion by the net proceeds of the Notes Offering, and which will be further reduced by the net proceeds from this offering.

        In addition, upon consummation of the HealthSpring Acquisition, outstanding stock options to purchase HealthSpring common stock and awards of restricted HealthSpring common stock made to HealthSpring's employees and directors will be converted into options to purchase Cigna common stock and awards of restricted Cigna common stock, respectively, based upon formulas provided in the Merger Agreement (the "Rollover Equity").

        Cigna's principal executive offices are located at 900 Cottage Grove Road, Bloomfield, CT 06002. Our telephone number is (860) 226-6000.

        For additional information about Cigna, please see our most recent Annual Report on Form 10-K and our other filings with the SEC. See "Where You Can Find More Information."

THE OFFERING

        For a description of our common stock, see "Description of Capital Stock" in the accompanying prospectus.

Common stock offered by us	15,000,000 shares.
Shares outstanding after this offering	285,263,716 shares.(1)
Underwriters' option	We have granted the underwriters an option to purchase from us within 30 days of the date of this prospectus supplement up to an additional 2,250,000 shares of common stock.
Use of proceeds

The net proceeds of this offering are estimated to be approximately $642 million (approximately $738 million if the underwriters' option is exercised in full) after deducting the underwriting discount and estimated expenses of this offering. We intend to use the net proceeds to pay a portion of the purchase price of the HealthSpring Acquisition or for general corporate purposes in the event the HealthSpring Acquisition does not close. See "Use of Proceeds."

Risk factors

For a discussion of factors you should carefully consider before deciding to purchase our common stock, see "Risk Factors" on page S-5 of this prospectus supplement and "Risk Factors" beginning on page 33 in our Annual Report on Form 10-K for the year ended December 31, 2010.

New York Stock Exchange symbol	CI

(1)
The number of shares of common stock to be outstanding after this offering as shown above is based on 270,263,716 shares of our common stock outstanding, net of 80,681,805 shares held in treasury, as of November 11, 2011. Unless expressly stated otherwise, the information set forth above and throughout this prospectus supplement assumes no exercise of the underwriters' option to purchase additional shares. See "Underwriting". We also had 11,705,465 shares that may be issued pursuant to outstanding stock options, restricted share units, strategic performance shares, deferred stock units that will settle in common stock, and common stock deferred by Cigna employees and directors, and 12,029,867 shares available for awards pursuant to our equity plans as of November 11, 2011.

SELECTED FINANCIAL INFORMATION

        The following table sets forth our selected consolidated financial data for the five years ended December 31, 2010, 2009, 2008, 2007 and 2006 and the nine-month periods ended September 30, 2011 and 2010.

        The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" in this prospectus supplement.

	Nine-Months Ended September 30,		Years Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(unaudited)		(audited)
	(in millions)
Income Statement Data:
Premiums and fees and other revenues	$14,563	$13,898	$18,653	$16,161	$17,004	$15,376	$13,987
Net investment income	860	829	1,105	1,014	1,063	1,114	1,195
Mail order pharmacy revenues	1,056	1,053	1,420	1,282	1,204	1,118	1,145
Realized investment gains (losses)	56	44	75	(43)	(170)	16	219

Total revenues	16,535	15,824	21,253	18,414	19,101	17,624	16,546

Health Care medical claims expense	6,125	6,435	8,570	6,927	7,252	6,798	6,111
Other benefit expenses	3,324	2,748	3,663	3,407	4,285	3,401	3,153
Mail order pharmacy cost of goods sold	874	866	1,169	1,036	961	904	922
Other operating expenses (including GMIB fair value gain (loss))	4,699	4,450	5,981	5,146	6,221	4,887	4,629

Total benefits and expenses	15,022	14,499	19,383	16,516	18,719	15,990	14,815

Income from continuing operations before income taxes	1,513	1,325	1,870	1,898	382	1,634	1,731
Income taxes	475	438	521	594	92	511	572

Income from continuing operations	1,038	887	1,349	1,304	290	1,123	1,159
Income (loss) from discontinued operations, net of taxes	—	—	—	1	4	(5)	(4)

Net income	1,038	887	1,349	1,305	294	1,118	1,155
Less: net income attributable to noncontrolling interest	1	3	4	3	2	3	0

Shareholders' net income	$1,037	$884	$1,345	$1,302	$292	$1,115	$1,155

Balance Sheet Data (At Period End):
Total assets	$47,804	$45,979	$45,682	$43,013	$41,406	$40,065	$42,399
Debt
Short-term	$330	$326	$552	$104	$301	$3	$382
Long-term	$2,883	$2,510	$2,288	$2,436	$2,090	$1,790	$1,294
Shareholders' equity	$7,761	$6,469	$6,645	$5,417	$3,592	$4,748	$4,330

RISK FACTORS

        Investing in our common stock will provide you with an equity ownership in Cigna. As one of our stockholders, you will be subject to risks inherent in our business. The trading price of your shares will be affected by the performance of our business relative to, among other things, competition, market conditions and general economic and industry conditions. The value of your investment may decrease, resulting in a loss. You should carefully consider the following factors, the risk factors set forth in "Risk Factors" beginning on page 33 in our Annual Report on Form 10-K for the year ended December 31, 2010, and other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein before deciding to invest in shares of our common stock.

Risks Related to the HealthSpring Acquisition

We may not complete the acquisition of HealthSpring within the time frame we anticipate or at all, which could have a negative effect on our business or our results of operations.

        On October 24, 2011, we signed a definitive agreement under which we will acquire all of the outstanding shares of HealthSpring. The transaction is subject to a number of closing conditions, such as antitrust and other regulatory approvals, which may not be received or may take longer than expected. The transaction is also subject to the approval of HealthSpring's stockholders, as well as other risks and uncertainties, such as the possibility that HealthSpring could receive an unsolicited proposal from a third party or that either the Company or HealthSpring could exercise their respective termination rights. If the transaction is not consummated or is not consummated within the expected time frame, it could have a negative effect on the Company's ability to execute on its growth strategy or on earnings per share, which may be affected by this offering.

        Following the announcement of the Merger Agreement, putative class action lawsuits challenging the merger were filed in the Chancery Court for Williamson County, Tennessee and the Court of Chancery of the State of Delaware against various combinations of HealthSpring, Cigna, Merger Sub and the individual members of the HealthSpring board of directors. The complaints generally seek, among other things, declaratory and injunctive relief concerning the alleged breaches of fiduciary duties of HealthSpring's directors, preliminary injunctive relief prohibiting or delaying the defendants from consummating the proposed HealthSpring Acquisition and other forms of equitable relief. While Cigna intends to vigorously defend against these lawsuits and believes they are without merit, there is a risk this litigation and any other litigation filed in connection with the HealthSpring Acquisition could delay or preclude the closing.

If we successfully acquire HealthSpring, the acquired business may underperform relative to our expectations.

        In the event the HealthSpring Acquisition is consummated, the acquired business may underperform, causing our financial results to differ from our own or the investment community's expectations. In addition, we may not be able to achieve anticipated cost savings or other synergies or realize growth opportunities. In particular, Medicare program premiums account for substantially all of HealthSpring's revenue. Reductions or less than expected increases in funding for Medicare programs could significantly reduce HealthSpring's profitability, and non-renewal or termination of HealthSpring's Medicare contracts would substantially impair HealthSpring's business. The Medicare program has been the subject of recent regulatory reform initiatives, most notably the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (the "PPACA"), which is still in the process of being implemented. It is difficult to predict with any reasonable certainty the impact of the PPACA on HealthSpring's business before or after the closing of the HealthSpring Acquisition due to the law's complexity, lack of implementing regulations or interpretive guidance, gradual and potentially delayed implementation, pending court challenges, and possible amendment. The PPACA, other regulatory reform initiatives or additional changes in existing laws or regulations, or their interpretations, could have a material and adverse affect on HealthSpring's business and results of operations before or after the closing of the HealthSpring Acquisition.

        In addition, it is possible that HealthSpring may be adversely affected by economic, business and/or competitive factors before or after closing of the HealthSpring Acquisition. Our estimates of the total transaction amount of the HealthSpring Acquisition and the Cigna Obligations payable by us in connection with the HealthSpring Acquisition incorporate assumptions regarding the amount of HealthSpring's net debt. These estimates may be less than the actual transaction value or actual Cigna Obligations if, among other things, HealthSpring's financial condition is adversely affected prior to the consummation of the HealthSpring Acquisition.

Our increased debt obligations as a result of the HealthSpring Acquisition could have negative consequences.

        After giving effect to the Notes Offering, as of September 30, 2011, our as adjusted long term debt would have been $4,983 million, which does not include the anticipated issuance of commercial paper prior to the closing of the HealthSpring Acquisition. See "Prospectus Supplement Summary—Recent Developments—Financing." Our increased debt obligations as a result of the Notes Offering (in particular, the 30-Year Notes that will remain outstanding even if the HealthSpring Acquisition is not consummated) could have negative consequences, including:

  •
  making us more vulnerable to general adverse economic and industry conditions;

  •
  requiring us to dedicate increased cash flow from operations to the payment of principal and interest on our debt, thereby reducing the funds we have available for other purposes, such as acquisitions, stock repurchases and dividends;

  •
  reducing our ability to execute on our strategy and reducing our flexibility in planning for or reacting to changes in our business and market conditions; and

  •
  limiting our access to capital markets such that additional capital may not be available or may only be available on unfavorable terms.

We may not realize the expected benefits of the HealthSpring Acquisition because of integration difficulties and other challenges.

        The success of the HealthSpring Acquisition will in part depend on our ability to integrate HealthSpring with our existing businesses. The integration process may be complex, costly and time-consuming. The potential difficulties of integrating the operations of HealthSpring include, among others:

  •
  implementing our business plan for the combined business;

  •
  executing our growth plans by leveraging our capabilities and those of the businesses being acquired in serving the Seniors segment;

  •
  unanticipated issues in integrating logistics, information, communications and other systems;

  •
  changes in applicable laws and regulations or conditions imposed by regulators;

  •
  retaining key employees;

  •
  operating risks inherent in HealthSpring's business and our business;

  •
  operating Medicare Advantage coordinated care plans and HealthSpring's prescription drug plan;

  •
  retaining and growing membership;

  •
  realizing revenue and expense synergies;

  •
  renewing contracts on competitive terms;

  •
  leveraging the information technology platform of the acquired businesses; and

  •
  unanticipated issues, costs, obligations and liabilities.

        In addition, we expect to continue to incur significant costs in connection with the HealthSpring Acquisition and the related integration of the HealthSpring business. The costs, obligations and liabilities actually incurred by us in connection with the HealthSpring Acquisition and subsequent integration process may exceed those anticipated by us.

        Additionally, the HealthSpring Acquisition may divert our or HealthSpring's management's attention from other business concerns, which could have a negative effect on either our or HealthSpring's business, results of operations and financial condition.

We have not identified any specific use of the net proceeds of this offering or certain proceeds of the Notes Offering in the event that the HealthSpring Acquisition is not consummated or the Merger Agreement is terminated.

        This offering of common stock is not conditioned upon the completion of the HealthSpring Acquisition, and the 30-Year Notes are not subject to a special mandatory redemption if the HealthSpring Acquisition is not consummated or the Merger Agreement is terminated. Consummation of the HealthSpring Acquisition is subject to a number of conditions, and, if the HealthSpring Acquisition is not consummated or the Merger Agreement is terminated for any reason, our board of directors and management will have broad discretion in the application of the net proceeds from this offering and the sale of the 30-Year Notes. We have not identified a specific use for any such net proceeds if the HealthSpring Acquisition is not consummated or the Merger Agreement is terminated. If the HealthSpring Acquisition is not consummated or the Merger Agreement is terminated for any reason, we intend to use the net proceeds of this offering and the sale of the 30-Year Notes for general corporate purposes. The failure of our management to use such net proceeds effectively could have a material adverse effect on our business and results of operations, including our earnings per share.

        Additionally, we can provide no assurances that we will be able to sell our commercial paper to fund a portion of the consideration of the HealthSpring Acquisition.

Risks Related to Our Common Stock

The price of our common stock may be volatile.

        During the year to date, the high sales price per share of our common stock on the NYSE was $52.95 and the low sales price per share was $36.76. The price of our common stock could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the risk factors herein and in our Annual Report on Form 10-K for the year ended December 31, 2010 as well as under "Special Note Regarding Forward-Looking Statements," many of which events and factors are beyond our control. For this reason, investors should not rely on recent trends to predict future prices of our common stock or financial results. In addition, future issuances of equity or equity-linked securities by us may cause the market price of shares of our common stock to fall.

Our corporate documents and provisions of Delaware law may prevent a change in control or management that stockholders may consider desirable.

        Section 203 of the Delaware General Corporation Law, laws of states in which we operate, and our charter and by-laws contain certain provisions (including a staggered board and certain super majority shareholders voting provisions related to the number, qualifications, election and term of office of our Directors) that might enable our management to resist a takeover of our company. These provisions could have the effect of delaying, deferring, or preventing a change in control of Cigna or a change in our management that stockholders may consider favorable or beneficial. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

We may not pay cash dividends on our common stock in the future and are under no legal obligation to do so.

        We are under no obligation to pay dividends. Payment of dividends on our common stock is at all times subject to, among other things, prior satisfaction of dividend and sinking fund requirements, if any, of any series of preferred stock that may then be outstanding, and the availability of funds to the Company, which in turn may be subject to fixed payment obligations which the Company may incur in the future, and the ability of the Company's insurance subsidiaries to declare and pay dividends under applicable insurance regulatory requirements. Therefore, there can be no guarantee that we will continue to pay annual dividends on our common stock in the future or that if paid such dividends will be as large as in prior periods.

We will issue additional options to purchase shares of our common stock and restricted common stock in connection with the HealthSpring Acquisition, and there may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

        Except as may be required by the underwriters for this offering of common stock, Cigna is not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. In addition, in connection with the HealthSpring Acquisition we will issue additional options to purchase shares of our common stock and restricted common stock to HealthSpring's employees and directors as part of the Rollover Equity. The issuance of additional common stock will dilute the ownership interest of existing common stockholders. Further, the market price of Cigna's common stock could decline as a result of sales of a large number of shares of its common stock or preferred stock or similar securities in the market after this offering, or the perception that such sales could occur. See "Prospectus Supplement Summary—Recent Developments—Financing."

USE OF PROCEEDS

        Our net proceeds from this offering are estimated to be approximately $642 million (approximately $738 million if the underwriters' option is exercised in full), after deducting underwriting discounts and estimated offering expenses, based on an assumed public offering price of $44.24 (the last reported sale price of our common stock on November 15, 2011).

        We intend to use the net proceeds from this offering:

  •
  to pay a portion of the Cigna Obligations of the HealthSpring Acquisition. We estimate that the total amount of funds needed to pay the merger consideration, HealthSpring's net debt and related fees and expenses will be approximately $3.9 billion, not including the Rollover Equity described under "Prospectus Supplement Summary—Recent Developments—Financing." We raised net proceeds of $2.1 billion in the Notes Offering, which closed on November 10, 2011. We intend to finance the remaining $1.2 billion of the Cigna Obligations from internal cash resources and the anticipated net proceeds from the expected issuance of commercial paper prior to the closing of the HealthSpring Acquisition; or

  •
  in the event the HealthSpring Acquisition is not consummated, for general corporate purposes.

        Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets.

PRICE RANGE OF OUR COMMON STOCK AND DIVIDENDS

        Our common stock is listed and traded on the New York Stock Exchange under the symbol "CI". The following table sets forth, for the periods indicated, the high and low sale prices of our common stock as reported on the New York Stock Exchange.

	Price per Share
	High	Low
Year Ending December 31, 2009
First Quarter	$23.06	$12.68
Second Quarter	$25.60	$16.84
Third Quarter	$33.00	$23.10
Fourth Quarter	$38.12	$26.83
Year Ending December 31, 2010
First Quarter	$39.26	$32.00
Second Quarter	$37.61	$30.78
Third Quarter	$36.03	$29.12
Fourth Quarter	$38.53	$34.33
Year Ending December 31, 2011
First Quarter	$44.29	$36.76
Second Quarter	$51.81	$42.80
Third Quarter	$52.95	$40.24
Fourth Quarter (through November 15, 2011)	$47.62	$38.79

        The closing sale price of our common stock as reported on the New York Stock Exchange on November 15, 2011 was $44.24 per share.

        For a description of our common stock, see "Description of Capital Stock" in the accompanying prospectus and our restated certificate of incorporation, which is incorporated by reference herein.

Dividend Policy

        We declared an annual dividend of $0.04 per share in each of 2011, 2010 and 2009 to holders of record as of March 11, 2011, 2010 and 2009.

        Payment of dividends on our common stock will at all times be subject to, among other things, prior satisfaction of dividend and sinking fund requirements, if any, of any series of preferred stock that may then be outstanding, and the availability of funds to the Company, which in turn may be subject to fixed payment obligations that the Company may incur in the future, and the ability of the Company's insurance subsidiaries to declare and pay dividends under applicable insurance regulatory requirements. No shares of preferred stock are outstanding as of the date of this prospectus supplement.

CAPITALIZATION

        The following table shows our capitalization on a consolidated basis as of September 30, 2011, on an adjusted basis for the Notes Offering and on an as further adjusted basis for the sale of 15,000,000 shares of common stock offered by this prospectus supplement (assuming the underwriters' option to purchase additional shares is not exercised and based upon a share price of $44.24, the closing share price of our common stock as reported on the New York Stock Exchange on November 15, 2011). You should read this table in conjunction with our consolidated financial statements and the related notes as of and for the nine-month period ended September 30, 2011, which are included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus.

	At September 30, 2011
	Actual	As Adjusted for Notes Offering	As Further Adjusted for this Offering of Common Stock(1)
	(in millions)
Long-term debt	$2,883	$4,983	$4,983
Shareholders' equity:
Common stock ($0.25 par value)	88	88	92
Additional paid-in capital	2,561	2,561	3,199
Net unrealized appreciation, fixed maturities	704	704	704
Net unrealized depreciation, derivatives	(21)	(21)	(21)
Net translation of foreign currencies	10	10	10
Postretirement benefits liability adjustment	(1,134)	(1,134)	(1,134)
Retained earnings	10,855	10,855	10,855
Treasury stock, at cost	(5,302)	(5,302)	(5,302)

Total shareholders' equity	7,761	7,761	8,403

Total capitalization	$10,644	$12,744	$13,386

(1)
Does not give effect to the HealthSpring Acquisition and any additional financing related thereto (other than the Notes Offering). See "Prospectus Supplement Summary—Recent Developments—Financing."

MATERIAL U.S. FEDERAL TAX CONSEQUENCES FOR NON-U.S. HOLDERS

        The following is a general discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock by a beneficial owner that is a "Non-U.S. Holder," other than a Non-U.S. Holder that owns, or has owned, actually or constructively, more than 5% of our common stock. A "Non-U.S. Holder" is a person or entity that, for U.S. federal income tax purposes, is a:

  •
  nonresident alien individual, other than certain former citizens and residents of the United States subject to tax as expatriates;

  •
  foreign corporation; or

  •
  foreign estate or trust.

        A "Non-U.S. Holder" does not include a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of disposition of our common stock. Such an individual is urged to consult his or her own tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of our common stock.

        If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our common stock and partners in such partnerships are urged to consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of our common stock.

        This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, all as in effect on the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a Non-U.S. Holder in light of its particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Prospective holders are urged to consult their tax advisers as to the particular tax consequences to them of owning and disposing of our common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Distributions

        Distributions of cash or other property (other than certain pro rata distributions of our common stock) in respect of our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder's basis in our common stock, but not below zero, and then will be treated as gain from the sale of our common stock. Dividends paid to a Non-U.S. Holder of our common stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will generally be required to provide an Internal Revenue Service Form W-8BEN certifying its entitlement to benefits under a treaty.

        If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be taxed in the same manner as a U.S. person, except that the Non-U.S. Holder will generally be required to provide a properly executed Internal Revenue Service

Form W-8ECI in order to claim an exemption from withholding tax. A Non-U.S. Holder that is a corporation receiving effectively connected dividends may also be subject to an additional "branch profits tax" imposed at a rate of 30% (or a lower treaty rate).

Gain on Disposition of Our Common Stock

        A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of our common stock unless:

  •
  the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (subject to an applicable income tax treaty providing otherwise), or

  •
  we are or have been a United States real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the Non-U.S. Holder's holding period, whichever period is shorter, and our common stock is not regularly traded on an established securities market at any time during the calendar year in which the sale or disposition occurs.

        We believe that we are not, and do not anticipate becoming, a United States real property holding corporation.

        If a Non-U.S. Holder is engaged in a trade or business in the United States and gain recognized by the Non-U.S. Holder on a sale or other disposition of our common stock is effectively connected with the conduct of such trade or business, the Non-U.S. Holder will generally be taxed in the same manner as a U.S. person, subject to an applicable income tax treaty providing otherwise. Such Non-U.S. Holders are urged to consult their own tax advisers with respect to the U.S. tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate).

Information Reporting Requirements and Backup Withholding

        Information returns will be filed with the Internal Revenue Service in connection with payments of dividends on our common stock. Pursuant to applicable income tax treaties or other agreements, the Internal Revenue Service may make these reports available to tax authorities in the Non-U.S. Holder's country of residence. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S person, information returns may be filed with the Internal Revenue Service in connection with the proceeds from a sale or other disposition of our common stock and the Non-U.S. Holder may be subject to U.S. backup withholding on dividend payments on our common stock or on the proceeds from a sale or other disposition of our common stock. The Non-U.S. Holder's provision of a properly completed Internal Revenue Service Form W-8BEN certifying its non-U.S. status will satisfy the certification requirements necessary to avoid backup withholding. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Recent Legislation

        Recently enacted legislation requires withholding of tax on certain types of payments made to certain non-U.S. entities. The legislation generally applies to payments of dividends made on or after January 1, 2014 and payments of gross proceeds from sales or other dispositions of U.S. common stock made on or after January 1, 2015. Under this legislation, the failure to comply with certification, information reporting and other specified requirements (that are different than, and in addition to, the certification requirements described above) could result in a 30% withholding tax being imposed on payments of dividends on, and sales proceeds of, our common stock to certain Non-U.S. Holders.

Under certain circumstances, a Non-U.S. Holder of our common stock may be eligible for a refund or credit of such taxes. Investors are encouraged to consult with their tax advisers regarding the possible implications of this legislation on their investment in our common stock.

Federal Estate Tax

        Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty benefit, our common stock will be treated as U.S. situs property subject to U.S. federal estate tax.

UNDERWRITING

        Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, the number of shares indicated below:

Name	Number of Shares
Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.

Total	15,000,000

        The underwriters and the representatives are collectively referred to as the "underwriters" and the "representatives," respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters' over-allotment option to purchase additional shares described below.

        The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representative.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 2,250,000 additional shares of common stock at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter's name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

        The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional 2,250,000 shares of common stock.

Total
	Per Share	No Exercise	Full Exercise
Public offering price
Underwriting discounts and commissions
Proceeds, before expenses, to us

        The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $400,000.

        Our common stock is listed on the New York Stock Exchange under the trading symbol "CI".

        We and all directors and executive officers have agreed that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the underwriters, we and they will not, during the period ending 90 days after the date of this prospectus (the "restricted period"):

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

  •
  file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock;

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person agree that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

        With respect to us, the restrictions described above do not apply to:

  •
  the sale of shares to the underwriters;

  •
  the issuance by us of shares of common stock upon the exercise of an option or warrant or the settlement or conversion of a security outstanding on the date of this prospectus supplement or that would otherwise expire or vest by its terms during the restricted period;

  •
  the grant of equity awards to our employees, directors or other service providers or any of our subsidiaries pursuant to a compensatory equity plan in existence as of the date of this prospectus supplement;

  •
  the filing of a registration statement of Form S-8 with respect to shares of common stock to be issued pursuant to a compensatory equity plan in existence as of the date of this prospectus supplement; or

  •
  the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that such plan does not provide for the transfer of common stock during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the relevant director or executive officer or the Company during the restricted period.

        With respect to our directors and executive officers, the restrictions described above do not apply to:

  •
  transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the restricted period in connection with subsequent sales of common stock or other securities acquired in such open market transactions except with regard to transfers otherwise authorized;

  •
  transfers of shares of common stock or any security convertible into common stock (a) as a bona fide gift or gifts or (b) to any trust for the direct or indirect benefit of the director or executive officer, or an immediate family or domestic partner of the director or executive officer;

  •
  transfers of shares of common stock or any security convertible or exchangeable for common stock by will or intestate succession;

  •
  the exercise of an option to purchase shares of common stock that would otherwise expire by its terms during the restricted period or the settlement or conversion of any option to purchase shares of common stock or other equity award (including any restricted share, restricted share unit or deferred stock unit, whether time- or performance- vested) that vests by its terms during the restricted period; provided any shares of common stock received due to such exercise, settlement or conversion are subject to the restrictions described above other than the sale or transfer of such shares of common stock to satisfy any payment or withholding obligations arising in connection with such exercise, settlement or conversion; or

  •
  the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that such plan does not provide for the transfer of common stock during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the director or executive officer or the Company during the restricted period;

provided that, in the case of any transfer or distribution pursuant to the second and third bullet above, (x) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of the lock-up letter signed by the director or executive officer and (y) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period.

        In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

        A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us. They have received, and in the future may receive, customary fees and commissions for these transactions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. In particular, Morgan Stanley & Co. LLC is acting as our lead financial advisor with respect to the HealthSpring Acquisition. Morgan Stanley Senior Funding, Inc., an affiliate of Morgan Stanley & Co. LLC, and a syndicate of other banks, including affiliates of Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (joint book-running managers in this offering), committed to provide bridge financing of up to $2.5 billion, which was reduced to $0.5 billion by the net proceeds of the Notes Offering, and which will be further reduced by the net proceeds from this offering. Morgan Stanley & Co. LLC acted as a joint book-running manager in the Notes Offering. In connection with our revolving credit and letter of credit facility, Citibank N.A., an affiliate of Citigroup Global Markets Inc., is acting as administrative agent, Citigroup Global Markets Inc. is acting as a joint lead arranger and joint book manager and Deutsche Bank Securities Inc. is acting as a co-documentation agent. In addition, affiliates of each underwriter are lenders under our revolving credit and letter of credit facility.

Selling Restrictions

  European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant

Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

  United Kingdom

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

        The validity of the common stock offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Debevoise & Plimpton LLP, New York, New York, is acting as counsel to the underwriters. Debevoise & Plimpton LLP has in the past provided, and continues to provide, legal services to us, including insurance regulatory advice in connection with the HealthSpring Acquisition.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

CIGNA Corporation

Debt Securities (Senior, Subordinated, Junior Subordinated)
Common Stock
Preferred Stock
Warrants
Purchase Contracts
Units

        CIGNA Corporation may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we may determine at the time of the offering. We will provide the specific terms of the securities in supplements to this prospectus. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of the Company or debt or equity securities of one or more other entities. You should read this prospectus and any related prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "CI".

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        You should carefully consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, before you invest in any of our securities.

        Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 10, 2009.

        You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.

        Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms "CIGNA," "we," "our" and "us" refer to CIGNA Corporation and its consolidated subsidiaries, and the term the "Company" refers to CIGNA Corporation, not including its consolidated subsidiaries. Unless the context otherwise requires, "including" means including without limitation.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," using a "shelf" registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and other material terms of the securities being offered at that time. The prospectus supplement and any applicable pricing supplement may also add, update or change the information in this prospectus. You should read this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the information contained in the documents referred to under the heading "Where You Can Find More Information."

        When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any "free writing prospectus" that we authorize to be delivered to you. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

SPECIAL NOTE ON FORWARD-LOOKING
STATEMENTS AND RISK FACTORS

        We have made forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus. Forward-looking statements may contain information about financial prospects, economic conditions, trends and other uncertainties. These forward-looking statements are based on management's beliefs and assumptions and on information available to management at the time the statements are or were made. Forward-looking statements include but are not limited to the information concerning, possible or assumed future business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, trends, and in particular, CIGNA's productivity initiatives, litigation and other legal matters, operational improvement in the health care operations, and the outlook for CIGNA's results. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "may," "should" or similar expressions.

        You should not place undue reliance on these forward-looking statements. CIGNA cautions that actual results could differ materially from those that management expects, depending on the outcome of certain factors. Some factors that could cause actual results to differ materially from the forward-looking statements include:

  1.
  increased medical costs that are higher than anticipated in establishing premium rates in the Company's health care operations, including increased use and costs of medical services;

  2.
  increased medical, administrative, technology or other costs resulting from new legislative and regulatory requirements imposed on the Company's employee benefits businesses;

  3.
  challenges and risks associated with implementing operational improvement initiatives and strategic actions in the ongoing operations of the businesses, including those related to: (i) offering products that meet emerging market needs, (ii) strengthening underwriting and pricing effectiveness, (iii) strengthening medical cost and medical membership results,

    (iv) delivering quality member and provider service using effective technology solutions, (v) lowering administrative costs, and (vi) transitioning to an integrated operating company model, including operating efficiencies related to the transition;

  4.
  risks associated with pending and potential state and federal class action lawsuits, disputes regarding reinsurance arrangements, other litigation and regulatory actions challenging the Company's businesses, government investigations and proceedings, and tax audits and related litigation;

  5.
  heightened competition, particularly price competition, which could reduce product margins and constrain growth in the Company's businesses, primarily the health care business;

  6.
  risks associated with the Company's mail order pharmacy business which, among other things, includes any potential operational deficiencies or service issues as well as loss or suspension of state pharmacy licenses;

  7.
  significant changes in interest rates and deterioration in the loan to value ratios of commercial real estate investments for a sustained period of time;

  8.
  downgrades in the financial strength ratings of the Company's insurance subsidiaries, which could, among other things, adversely affect new sales, retention of current business, as well as the downgrade in the financial strength ratings of reinsurers which could result in increased statutory reserve or capital requirements;

  9.
  limitations on the ability of the Company's insurance subsidiaries to dividend capital to the parent company as a result of downgrades in the subsidiaries' financial strength ratings, changes in statutory reserve or capital requirements or other financial constraints;

  10.
  inability of the program adopted by the Company to substantially reduce equity market risks for reinsurance contracts that guarantee minimum death benefits under certain variable annuities (including possible market difficulties in entering into appropriate futures contracts and in matching such contracts to the underlying equity risk);

  11.
  adjustments to the reserve assumptions (including lapse, partial surrender, mortality, interest rates and volatility) used in estimating the Company's liabilities for reinsurance contracts covering guaranteed minimum death benefits under certain variable annuities;

  12.
  adjustments to the assumptions (including annuity election rates and amounts collectible from reinsurers) used in estimating the Company's assets and liabilities for reinsurance contracts covering guaranteed minimum income benefits under certain variable annuities;

  13.
  significant stock market declines, which could, among other things, result in increased expenses for guaranteed minimum income benefit contracts, guaranteed minimum death benefit contracts and the Company's pension plans in future periods as well as the recognition of additional pension obligations;

  14.
  unfavorable claims experience related to workers' compensation and personal accident exposures of the run-off reinsurance business, including losses attributable to the inability to recover claims from retrocessionaires;

  15.
  significant deterioration in economic conditions and significant market volatility, which could have an adverse effect on the Company's operations, investments, liquidity and access to capital markets;

  16.
  significant deterioration in economic conditions and significant market volatility, which could have an adverse effect on the businesses of our customers (including the amount and type of healthcare services provided to their workforce, loss in workforce and our customers' ability to pay receivables) and our vendors (including their ability to provide services);

  17.
  changes in public policy and in the political environment, which could affect state and federal law, including legislative and regulatory proposals related to health care issues, which could increase cost and affect the market for the Company's health care products and services; and amendments to income tax laws, which could affect the taxation of employer provided benefits, and certain insurance products such as corporate-owned life insurance;

  18.
  potential public health epidemics and bio-terrorist activity, which could, among other things, cause the Company's covered medical and disability expenses, pharmacy costs and mortality experience to rise significantly, and cause operational disruption, depending on the severity of the event and number of individuals affected;

  19.
  risks associated with security or interruption of information systems, which could, among other things, cause operational disruption;

  20.
  challenges and risks associated with the successful management of the Company's outsourcing projects or key vendors, including the agreement with IBM for provision of technology infrastructure and related services;

  21.
  the ability to successfully integrate and operate the businesses acquired from Great-West by, among other things, renewing insurance and administrative services contracts on competitive terms, retaining and growing membership, realizing revenue, expense and other synergies, successfully leveraging the information technology platform of the acquired businesses, and retaining key personnel; and

  22.
  the ability of the Company to execute its growth plans by successfully managing Great-West Healthcare's outsourcing projects and leveraging the Company's capabilities and those of the business acquired from Great-West to further enhance the combined organization's network access position, underwriting effectiveness, delivery of quality member and provider service, and increased penetration of its membership base with differentiated product offerings.

        This list of important factors is not intended to be exhaustive. Other sections of CIGNA's most recent Annual Report on Form 10-K, including the "Risk Factors" section, our Form 10-Q for the quarter ended June 30, 2009 and other documents filed with the Securities and Exchange Commission include both expanded discussion of these factors and additional risk factors and uncertainties that could preclude CIGNA from realizing the forward-looking statements. CIGNA does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy all or any portion of this information at the SEC's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

        The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like CIGNA, who file electronically with the SEC. The address of that site is www.sec.gov.

        Our Internet website address is www.cigna.com. This reference to our website is intended to be an inactive textual reference only. Our website and the information contained therein or connected thereto are not incorporated by reference into this prospectus.

        This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of CIGNA, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is contained directly in this prospectus or any prospectus supplement. This prospectus incorporates by reference the documents set forth below that CIGNA has previously filed with the SEC and that are not delivered with this prospectus. These documents contain important information about CIGNA and its financial condition.

CIGNA SEC Filings (File No. 1-8323)	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2008
Quarterly Reports on Form 10-Q	Quarterly periods ended March 31, 2009 and June 30, 2009
Current Reports on Form 8-K	Filed on January 5, 2009, May 12, 2009, May 26, 2009, June 24, 2009 and July 6, 2009

        All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K) between the date of this prospectus and the termination of the offering of securities under this prospectus shall also be deemed to be incorporated herein by reference. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

CIGNA Corporation
Two Liberty Place, 1601 Chestnut Street
Philadelphia, PA 19192
Attention: Investor Relations
(215) 761-1000

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document.

CIGNA CORPORATION

        CIGNA Corporation had consolidated shareholders' equity of $3.6 billion and assets of $41.4 billion as of December 31, 2008, and revenues of $19.1 billion for the year then ended. CIGNA Corporation and its subsidiaries constitute one of the largest investor-owned health service organizations in the United States. Our subsidiaries are major providers of health care and related benefits, the majority of which are offered through the workplace, including health care products and services; group disability, life and accident insurance; and workers' compensation case management and related services. The Company also has certain inactive businesses, including a run-off reinsurance operation. CIGNA's major insurance subsidiary, Connecticut General Life Insurance Company ("CG Life"), traces its origins to 1865. CIGNA Corporation was incorporated in the State of Delaware in 1981.

        CIGNA Corporation is a holding company and is not an insurance company. Its subsidiaries conduct various businesses, which are described in our most recent Annual Report on Form 10-K.

        CIGNA Corporation's principal executive offices are located at Two Liberty Place, 1601 Chestnut Street, Philadelphia, PA 19192. Our telephone number is (215) 761-1000.

        For additional information concerning CIGNA, please see our most recent Annual Report on Form 10-K and our other filings with the SEC. See "Where You Can Find More Information."

USE OF PROCEEDS

        Unless we inform you otherwise in a prospectus supplement or "free writing prospectus", the net proceeds from the sale of the securities will be added to CIGNA's general funds and used for general corporate purposes, including the repayment of indebtedness.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the debt securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        The senior debt securities are to be issued under an indenture (the "Senior Indenture") entered into between CIGNA Corporation and U.S. Bank National Association, as trustee. The subordinated debt securities are to be issued under a separate indenture (the "Subordinated Indenture") also between CIGNA Corporation and U.S. Bank National Association, as trustee. The junior subordinated debt securities are to be issued under a separate indenture (the "Junior Subordinated Indenture") also between CIGNA Corporation and U.S. Bank National Association, as trustee. The Senior Indenture, Subordinated Indenture and the Junior Subordinated Indenture are sometimes referred to individually as an "Indenture" or collectively as the "Indentures."

        We sometimes refer below to specific sections of one or more of the Indentures. When we do so, we indicate where you can find the relevant section in the Indentures by noting the section number in parentheses. When we do refer to specific sections contained in the Indentures or terms defined in the Indentures, including important terms, which we capitalize here, we use them in this prospectus in the same way we use them in the Indentures, and you should refer to the Indentures themselves for detailed, specific, legal descriptions. In this section, "Description of Debt Securities," when we refer to "CIGNA," we refer to CIGNA Corporation, not including its consolidated subsidiaries.

        We have summarized some terms of the Indentures. The summary is not complete. The Indentures were filed as exhibits to the registration statement of which this prospectus is a part. You should read the Indentures for a complete statement of the provisions summarized in this prospectus and for provisions that may be important to you. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.

Ranking

        The debt securities will be our direct, unsecured obligations. The senior debt securities will rank equally with all of our other senior and unsecured, unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt. The junior subordinated debt securities will have a junior position to all subordinated debt securities.

        Because a significant part of our operations are conducted through subsidiaries, a significant portion of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers.

        In addition, holders of the debt securities will have a junior position to claims of creditors against our subsidiaries, including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that we are recognized as a creditor of our subsidiary. Any claims of CIGNA as the creditor of its subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

        In addition to general state law restrictions on payments of dividends and other distributions to shareholders applicable to all corporations, HMOs and insurance companies, including some of CIGNA's direct and indirect subsidiaries, are subject to further state regulations that, among other things, may require those companies to maintain certain levels of equity, and restrict the amount of dividends and other distributions that may be paid to CIGNA.

Terms of the Debt Securities to be Described in the Prospectus Supplement

        The Indentures do not limit the amount of debt securities that we may issue under them. We may issue debt securities under the Indentures up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

  •
  whether the debt securities will be senior debt securities, subordinated debt securities or junior subordinated debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which the principal will be payable;

  •
  the interest rate, if any, and the method for calculating the interest rate;

  •
  the interest payment dates and the record dates for interest payments;

  •
  our right, if any, to defer payment of interest and the maximum length of this deferral period;

  •
  any mandatory or optional redemption terms or prepayment or sinking fund provisions;

  •
  the place where we will pay principal, interest and any premium;

  •
  the currency or currencies, if other than the currency of the United States, in which principal, interest and any premium will be paid;

  •
  if other than denominations of $2,000 or multiples of $1,000, the denominations in which the debt securities will be issued;

  •
  whether the debt securities will be issued in the form of global securities;

  •
  additional provisions, if any, relating to the discharge of our obligations under the debt securities;

  •
  whether the amount of payment of principal (or premium, if any) or interest, if any, will be determined with reference to one or more indices;

  •
  the portion of the principal amount of the debt securities to be paid upon acceleration of maturity thereof;

  •
  any authenticating or paying agents, registrars or other agents; and

  •
  other specific terms, including any additional events of default, covenants or warranties. (Section 301)

Events of Default and Notice Thereof

        When we use the term "Event of Default" with respect to debt securities of any series we mean:

  •
  we fail to pay principal (including any sinking fund payment) of, or premium (if any) on, any debt security of that series when due;

  •
  we fail to pay interest, if any, on any debt security of that series when due and the failure continues for a period of 30 days;

  •
  in the case of senior debt securities or subordinated debt securities, we fail to perform in any material respect any covenant in an Indenture not specified in the previous two bullet points (other than a covenant included in an Indenture solely for the benefit of a different series of debt securities) and the failure to perform continues for a period of 90 days after receipt of a specified written notice to us; and

  •
  certain events of bankruptcy, insolvency, reorganization, receivership or liquidation of CIGNA. (Section 501)

        An Event of Default with respect to debt securities of a particular series may not constitute an Event of Default with respect to debt securities of any other series of debt securities.

        If an Event of Default under an Indenture occurs with respect to the debt securities of any series and is continuing, then the Trustee or the holders of at least 25% in principal amount of the Outstanding Securities of that series may require us to repay immediately the entire principal amount (or, if the debt securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Outstanding Securities of that series; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount of Outstanding Securities of that series may rescind or annul such acceleration and its consequences. (Section 502)

        Each of the Indentures contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care (Section 601), to be indemnified by the holders of debt securities before proceeding to exercise any right or power under that Indenture at the request of such holders. (Section 603) Subject to these provisions in the Indentures for the indemnification of the Trustee and certain other limitations, the holders of a majority in aggregate principal amount of the debt securities of each affected series then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Sections 512 and 513)

        Each of the Indentures provides that the Trustee may withhold notice to the holders of the debt securities of any default (except in payment of principal (or premium, if any) or interest, if any) if the Trustee considers it in the interest of the holders of the debt securities to do so. (Section 602)

        Each of the Indentures provides that holders of at least 25% in aggregate principal amount of the Outstanding Securities of any series may seek to institute a proceeding with respect to the Indentures or for any remedy thereunder only after:

  •
  such holders have made a written request to the Trustee,

  •
  such holders have offered an indemnity reasonably satisfactory to the Trustee to institute a proceeding, and

  •
  the Trustee shall not have received from the holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507)

These limitations do not apply, however, to a suit instituted by a Holder of a debt security for enforcement of payment of the principal of (or premium, if any) or interest, if any, on or after the respective due dates expressed in such debt security. (Section 508)

        Each of the Indentures contains a covenant under which we are required to furnish to the Trustee an annual statement as to the compliance with all conditions and covenants of the Indentures. (Section 1007)

Modification and Waiver

        Each of the Indentures (Section 901) provides that we, together with the Trustee, may enter into supplemental indentures without the consent of the holders of debt securities to:

  •
  evidence the assumption by another person of our obligations;

  •
  add covenants for the benefit of the holders of all or any series of debt securities;

  •
  add any additional Events of Default;

  •
  add or change an Indenture to permit or facilitate the issuance of debt securities in bearer form;

  •
  add to, change or eliminate a provision of an Indenture if such addition, change or elimination does not apply to a debt security created prior to the execution of such supplemental indenture or modify the rights of a Holder of any debt security with respect to such provision;

  •
  secure any debt security;

  •
  establish the form or terms of debt securities of any series;

  •
  evidence the acceptance of appointment by a successor Trustee;

  •
  add to any provision of an Indenture to the extent necessary to permit defeasance and discharge of any series of debt securities if such action does not adversely affect the interests of the holders of debt securities in any material respect;

  •
  cure any ambiguity or correct any inconsistency in an Indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of debt securities of any affected series in any material respect; or

  •
  conform an Indenture to any mandatory provision of law.

        Other amendments and modifications of an Indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the Outstanding Securities affected by the amendment or modification. However, no modification or amendment may, without the consent of the Holder of each Outstanding Security affected:

  •
  change the stated maturity of the principal of (or premium, if any) or any installment of principal or interest, if any, on any such debt security;

  •
  reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such debt security or the principal amount due upon acceleration of an Original Issue Discount Security;

  •
  change the place or currency of payment of principal of (or premium if any) or the interest, if any, on any such debt security;

  •
  impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

  •
  reduce the percentage of holders of debt securities necessary to modify or amend an Indenture;

  •
  in the case of the Subordinated Indenture and Junior Subordinated Indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities and junior subordinated debt securities respectively; or

  •
  modify the foregoing requirements or reduce the percentage of Outstanding Securities necessary to waive compliance with certain provisions of an Indenture or for waiver of certain defaults. (Section 902)

        The holders of at least a majority of the aggregate principal amount of the Outstanding Securities of any series may, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of an Indenture and may waive any past default under an Indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants. (Section 513)

Limitations on Liens on Common Stock of Designated Subsidiaries

        Each of the Indentures provides that so long as any of the debt securities issued under that Indenture remains outstanding, we will not, and we will not permit any of our Designated Subsidiaries to, issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien or other encumbrance, directly or indirectly, on any of the common stock of a Designated Subsidiary owned by us or by any of our Designated Subsidiaries, unless our obligations under the debt securities and, if we so elect, any other of our indebtedness ranking on a parity with, or prior to, the debt securities, shall be secured equally and ratably with, or prior to, such secured indebtedness for borrowed money so long as it is outstanding and is so secured. (Section 1005)

        "Designated Subsidiary" means Connecticut General Life Insurance Company and Life Insurance Company of North America, so long as it remains a Subsidiary, or any Subsidiary which is a successor of such Designated Subsidiary. (Section 101)

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into any other person (other than in a merger or consolidation in which we are the surviving person) or sell our property and assets as, or substantially as, an entirety to any person unless:

  •
  the person formed by the consolidation or with or into which we are merged or the person that purchases our properties and assets as, or substantially as, an entirety is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes CIGNA's obligations on the debt securities under a supplemental indenture satisfactory to the Trustee;

  •
  immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing; and

  •
  a specified officers' certificate and opinion of counsel are delivered to the Trustee. (Section 801)

        Upon compliance with the foregoing provisions, the successor or purchaser will succeed to, and be substituted for CIGNA under the Indentures with the same effect as if such successor or purchaser had been the original obligor under the debt securities, and thereafter CIGNA will be relieved of all obligations and covenants under the Indentures and the debt securities. (Section 802)

Defeasance and Covenant Defeasance

        If we deposit, in trust, with the Trustee (or other qualifying trustee), sufficient cash or specified government obligations to pay the principal of (and premium, if any) and interest and any other sums due on the scheduled due date for the debt securities of a particular series, then at our option and subject to certain conditions (including the absence of an Event of Default):

  •
  we will be discharged from our obligations with respect to the debt securities of such series (which we refer to in this prospectus as a "legal defeasance"), or

  •
  we will no longer be under any obligation to comply with the covenants described above under "Limitations on Liens on Common Stock of Designated Subsidiaries" and "Consolidation, Merger and Sale of Assets", an Event of Default relating to any failure to comply with such covenants will no longer apply to us, and, for subordinated debt securities, the subordination provisions will no longer apply to us (which we refer to in this prospectus as a "covenant defeasance").

        If we exercise our legal defeasance option, payment of such debt securities may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, payment of such debt securities may not be accelerated by reference to the covenants from which we have been released or pursuant to Events of Default referred to above which are no longer applicable. If we fail to comply with our remaining obligations with respect to such debt securities under an Indenture after we exercise the covenant defeasance option and such debt securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and government obligations on deposit with the Trustee may be insufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such Event of Default. However, we will remain liable for such payments. (Section 1006)

        Under current United States federal income tax laws, a legal defeasance would be treated as an exchange of the relevant debt securities in which holders of those debt securities might recognize gain or loss. Unless accompanied by other changes in the terms of the debt securities, a covenant defeasance generally should not be treated as a taxable exchange. In order to exercise our defeasance options, we must deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for Federal income tax purposes.

Subordination of Subordinated and Junior Subordinated Debt Securities

        Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the subordinated and junior subordinated debt securities.

        The subordinated debt securities and junior subordinated debt securities will, to the extent set forth in the Subordinated Indenture and Junior Subordinated Indenture respectively, be subordinate in right of payment to the prior payment in full of all Senior Debt (as defined below) of CIGNA, including the senior debt securities. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of CIGNA, the holders of Senior Debt of CIGNA will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt of CIGNA before the holders of the subordinated debt securities or junior subordinated securities, as the case may be, will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the subordinated debt securities or junior subordinated securities, as the case may be. (Subordinated Indenture and Junior Subordinated Indenture Section 1301-02)

        If the maturity of any subordinated debt securities or junior subordinated debt securities is accelerated, the holders of all Senior Debt of CIGNA outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities or junior subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated debt securities or junior subordinated debt securities, as the case may be. (Subordinated Indenture and Junior Subordinated Indenture Section 1303)

        No payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities or junior subordinated debt securities may be made if there shall have occurred and be continuing.

  •
  a default in the payment of principal of (or premium, if any) or interest on Senior Debt of CIGNA, or

  •
  an event of default with respect to any Senior Debt of CIGNA resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default. (Subordinated Indenture and Junior Subordinated Indenture Section 1303)

        "Debt" means (without duplication and without regard to any portion of principal amount that has not accrued and to any interest component thereof (whether accrued or imputed) that is not due and payable) with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

  •
  every obligation of such person for money borrowed;

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  every obligation of such person evidenced by bonds, debentures, notes or other similar instruments;

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  every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person;

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  every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

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  every capital lease obligation of such person; and

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  every obligation of the type referred to in the previous five bullets of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise. (Subordinated Indenture and Junior Subordinated Indenture Section 101)

        With respect to either the subordinated debt securities or the junior subordinated debt securities, "Senior Debt" means with respect to any person the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such person to the extent that such claim for post-petition interest is allowed in such proceeding), on Debt of such person, whether incurred on or prior to the date of the Subordinated Indenture or Junior Subordinated Indenture, as the case may be, or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the subordinated debt securities or to the junior subordinated debt securities, as the case may be, or to other Debt of such person which is pari passu with, or subordinated to, the subordinated debt securities or the junior subordinated debt securities, as the case may be; provided, however, that Senior Debt with respect to the subordinated debt securities does not include the subordinated debt securities or junior subordinated debt securities; and provided further that Senior Debt with respect to the junior subordinated debt securities does not include the junior subordinated debt securities. (Subordinated Indenture and Junior Subordinated Indenture Section 101)

        The Subordinated Indenture and Junior Subordinated Indenture do not limit or prohibit the incurrence of additional Senior Debt of CIGNA, which may include indebtedness that is senior to the subordinated and junior subordinated debt securities, but subordinate to other obligations of CIGNA. The senior debt securities, when issued, will constitute Senior Debt of CIGNA.

        At June 30, 2009, the Company had $2.3 billion of Senior Debt, with respect to the subordinated debt securities, outstanding and no subordinated or junior subordinated debt securities outstanding.

        The prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated and junior subordinated debt securities of a particular series.

Concerning our Relationship with the Trustee

        U.S. Bank National Association, will act as Trustee under our Senior Indenture, Subordinated Indenture and our Junior Subordinated Indenture. We maintain customary banking relationships in the ordinary course of business with the Trustee and its affiliates.

Governing Law

        Each of the Indentures is governed by and shall be construed in accordance with the internal laws of the State of New York.

FORM OF DEBT SECURITIES

        Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the Trustee. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities.

        We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. (Sections 204 and 305) We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

        So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable Indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable Indenture, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal (or premium, if any) and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither CIGNA nor the Trustee nor any agent of CIGNA or the Trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of these securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the global security or securities representing those securities. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the Trustee or relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

DESCRIPTION OF CAPITAL STOCK

Description of Common Stock

        The Company is authorized to issue 600,000,000 shares of common stock, par value $0.25 per share, of which 272,704,706 shares were issued and outstanding at July 17, 2009.

        Holders of common stock are entitled to receive such dividends as the board of directors of the Company may from time to time declare. Payment of dividends on the common stock will at all times be subject to, among other things, prior satisfaction of dividend and sinking fund requirements, if any, of any series of preferred stock that may then be outstanding, and the availability of funds to the Company, which in turn may be subject to fixed payment obligations which the Company may incur in the future, and the ability of the Company's insurance subsidiaries to declare and pay dividends under applicable insurance regulatory requirements. No shares of preferred stock are outstanding as of the date of this prospectus.

        The Company's board of directors is divided into three classes, each elected for a term of three years. Directors may be removed only for cause. Holders of common stock have one vote per share and have no cumulative voting rights. Subject to the rights of creditors and the liquidation preferences of holders of preferred stock, the holders of common stock are entitled to share ratably in the remaining assets of the Company in the event of its voluntary or involuntary liquidation or dissolution. Holders of common stock have no preemptive rights. All shares of common stock presently outstanding are, and all such shares to be issued pursuant to this prospectus will be, fully paid and nonassessable.

        A majority vote of the outstanding common stock and any preferred stock entitled to vote, generally voting together as a single class, is required for the Company's shareholders to amend, repeal or adopt any charter provision or bylaw provision, except as related to the number, qualifications, election and term of office of the Directors, where 80% vote of the outstanding capital stock of the Company is required. Such provisions could inhibit a change of control in situations that the board of directors determines are not adequate or in the best interests of shareholders, or that do not meet specified fair price criteria and procedural conditions. In some circumstances, some or all shareholders could be denied the opportunity to realize a premium over the then-prevailing market price for the shares.

Description of Preferred Stock

        The Company's Restated Certificate of Incorporation authorizes the issuance of 25,000,000 shares of preferred stock, par value $1.00 per share. No shares of preferred stock are outstanding as of the date of this prospectusThe Company's preferred stock may be issued from time to time in one or more series, without shareholder approval, when authorized by the board of directors. Subject to limitations prescribed by law, the board of directors is authorized to determine the voting powers (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, for each series of preferred stock that may be issued, and to fix the number of shares of each such series.

Section 203 of the Delaware General Corporation Law

        Section 203 of the Delaware General Corporation Law prohibits a defined set of transactions between a Delaware corporation, such as us, and an interested stockholder. An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term business combination is broadly defined to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and some other transactions that would increase the interested stockholder's proportionate share ownership in the corporation.

        This prohibition is effective unless:

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  the business combination is approved by the corporation's board of directors prior to the time the interested stockholder becomes an interested stockholder;

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  the interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans, in the transaction in which it becomes an interested stockholder; or

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  the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        In general, the prohibitions do not apply to business combinations with persons who were shareholders before we became subject to Section 203.

Special By-Laws Provisions

        Our by-laws divide our board of directors into three classes of directors serving staggered, three-year terms. Vacancies, and newly-created directorships resulting from any increase in the size of our board, may be filled by our board, even if the directors then on the board do not constitute a quorum or only one director is left in office. These provisions, together with the provisions of Section 203 of the Delaware General Corporation Law, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our shareholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that a majority of our shareholders might benefit from such a change in control or offer.

Transfer Agent and Registrar

        Mellon Investor Services serves as the registrar and transfer agent for the common stock.

Stock Exchange Listing

        Our common stock is listed on the New York Stock Exchange under the trading symbol "CI".

PLAN OF DISTRIBUTION

General

        Any of the securities being offered hereby and any accompanying prospectus supplement may be sold in any one or more of the following ways from time to time.

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  directly to purchasers;

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  through agents;

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  to or through underwriters;

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  through dealers;

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  directly to our shareholders; or

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  through a combination of any such methods of sale.

        We may also issue the securities as a dividend or distribution to our shareholders.

        In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

        If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is being delivered to the public. If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such securities will be obligated to purchase all such securities if any are purchased.

        We may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

        If a dealer is used in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and their terms of the transaction will be set forth in the prospectus supplement relating thereto.

        Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. We may also offer securities through agents in connection with a distribution to our shareholders of rights to purchase such securities. The terms of any such sales will be described in the prospectus supplement relating thereto.

        We may offer our equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

        Pursuant to any standby underwriting agreement entered into in connection with a subscription rights offering to our shareholders, persons acting as standby underwriters may receive a commitment fee for all securities underlying the subscription rights that the underwriter commits to purchase on a standby basis. Additionally, prior to the expiration date with respect to any subscription rights, any standby underwriters in a subscription rights offering to our shareholders may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of subscription rights, at prices set from time to time by the standby underwriters. After the expiration date with respect to such subscription rights, the underwriters may offer securities of the type underlying the subscription rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the subscription rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commissions paid by us. If we do not enter into a standby underwriting arrangement in connection with a subscription rights offering to our shareholders, we may elect to retain a dealer-manager to manage such a subscription rights offering for us. Any such dealer-manager may offer securities of the type underlying the subscription rights acquired or to be acquired pursuant to the purchase and exercise of subscription rights and may thus realize profits or losses independent of any dealer-manager fee paid by us.

        Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

        If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

        Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

        Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under Regulation M. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the securities in connection with an offering of securities, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

        Unless otherwise specified in the applicable prospectus supplement, each series of securities, other than our common stock that is listed on the New York Stock Exchange, will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given as to the liquidity of, or activity in, the trading market for any of the securities.

        Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us, our subsidiaries in the ordinary course of business.

        The anticipated date of delivery of securities will be set forth in the applicable prospectus supplement relating to each offer.

VALIDITY OF SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, the validity of our debt securities, common stock, preferred stock, warrants, purchase contracts and units will be passed upon for us by Davis Polk & Wardwell LLP.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ERISA MATTERS

        CIGNA and certain of its affiliates, including Connecticut General Life Insurance Company and Life Insurance Company of North America, may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Code, with respect to many employee benefit plans subject to Title I of ERISA or Section 4975 of the Code or entities deemed to hold the assets of such Plans (each, a "Plan"). Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if securities are acquired by a Plan with respect to which CIGNA or any of its affiliates is a service provider, unless such securities are acquired pursuant to an exemption for transactions effected on behalf of such Plan by a "qualified professional asset manager" or pursuant to any other available statutory, class or individual exemption. In addition, certain governmental, church and non-U.S. plans are subject to federal, state, local or non-U.S. laws that are substantially similar to Section 406 of ERISA or Section 4975 of the Code ("Similar Laws"). Therefore, each purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase or holding thereof that either (i) it is not and is not using the assets of any Plan or any plan subject to Similar Laws or (ii) its purchase and holding of the securities or any interest therein will not constitute or result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or in a similar violation of Similar Laws.

        Any Plan or plan subject to Similar Laws proposing to invest in the securities should consult with its legal counsel. The sale of the securities offered hereunder to any Plan or plan subject to Similar Laws is in no respect a representation by CIGNA or any of its affiliates that such an investment is appropriate for or meets all relevant legal requirements with respect to investments by any such Plan or plan subject to Similar Laws generally or any particular Plan or plan subject to Similar Laws.

15,000,000 Shares

Cigna Corporation

COMMON STOCK

PROSPECTUS SUPPLEMENT
                             , 2011

Joint Book-Running Managers

MORGAN STANLEY	CITIGROUP	DEUTSCHE BANK SECURITIES